Exhibit 5.1/23.1

DIETERICH & ASSOCIATES

11835 West Olympic Boulevard, addressStreetSuite 1235E

placeCityLos Angeles, StateCalifornia PostalCode90064

February 16, 2012

Rampart Detections Systems, Ltd.

addressStreet22242 48th Avenue, Suite 203

placeCityMurrayville, StateBritish Columbia, country-regionCanada PostalCodeV6E 3V7

Gentlemen:

I refer  to  the  Amended Registration  Statement  on  Form  F-1/A,  the  “Registration  Statement”  filed  by Rampart Detection Systems, Ltd., a British Columbian corporation (the “Company”), with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to the dividend, by the selling shareholder listed therein and the Company, of 300,000 shares of common stock, no par value per share (the “Stock”).

As counsel to the Company, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion, including a review of applicable federal law. In these examinations, I have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of  fact  material  to  this  opinion,  I  have  relied  upon  statements  and  certificates  of  officers  and representatives of the Company.

Based upon of this examination, I am of the opinion that under Canadian law, including the statutory provisions, all applicable provisions of the Canadian regulatory structure and reported judicial decisions interpreting those laws, the 300,000 shares of stock potentially to be dividended by the identified and named shareholder were validly authorized, are legally issued, fully paid, and non-assessable.  If any of the 300,000 shares are transferred or sold in accordance with the terms of the prospectus, they would continue to be legally issued, fully paid, non-assessable shares of the Company.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with such state regulatory agencies in states that may require filings in connection with the registration of the Stock for an offer and sale in those states.

Respectfully,

/s/ Christopher Dieterich

Christopher H. Dieterich

DIETERICH & ASSOCIATES